NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

 7 August 2019

RECOMMENDED CASH OFFER

for

BTG PLC
(BTG)

by

BRAVO BIDCO LIMITED
(Bidco)
a newly incorporated indirect wholly-owned subsidiary of Boston Scientific Corporation (Boston Scientific)
intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act

Update on the proposed acquisition of BTG

Further to the announcement regarding the proposed acquisition of BTG by Bidco, to be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the Transaction) released on 20 November 2018, BTG and Boston Scientific are pleased to confirm that the Transaction has received merger control clearance from the US Federal Trade Commission under the HSR Act, on 25 July 2019 the CNMC issued a clearance decision under the Spanish Competition Act and on 2 August 2019, the Federal Competition Authority of Austria issued a clearance decision pursuant to Sec 11 Para 4 Austrian Cartel Act.

The Scheme remains subject to the satisfaction or (if capable of waiver) waiver of the remaining Conditions set out in the Scheme Document, including the Court’s sanction of the Scheme at the Court Hearing and the delivery of an office copy of the Court Order to the Registrar of Companies. The Court Hearing is expected to take place on 15 August 2019 and the Scheme is expected to become Effective on 19 August 2019.

BTG is applying to the FCA and to the London Stock Exchange for: (a) the listing of BTG Shares on the premium listing segment of the Official List and the trading of BTG Shares on the Main Market, to be suspended with effect from 7.30 a.m. (London time) on 19 August 2019; and (b) such listing and admission to trading of BTG Shares to be cancelled with effect from 8.00 a.m. on 20 August 2019. Such suspension and cancellation of listing and admission to trading is subject to the Court Hearing not being adjourned, and to the Scheme becoming effective, respectively.

If any of the expected times and/or dates above change, the revised times and/or dates will be notified to BTG Shareholders by announcement through a Regulatory Information Service. Such announcement will, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, also be available on BTG’s website at www.btgplc.com.

Terms defined in the Announcement have the same meanings in this announcement.

A copy of this announcement will be available on BTG’s website at www.btgplc.com, subject to certain restrictions relating to persons resident in in Restricted Jurisdictions.

Enquiries:
BTG Andy Burrows (Vice President, Corporate & Investor Relations)	+44 20 7575 1741
Goldman Sachs International (joint financial adviser to BTG) Anthony Gutman Nimesh Khiroya Søren Moller-Rasmussen	+44 20 7774 1000
J.P. Morgan Cazenove (joint financial adviser and joint corporate broker to BTG) James Mitford Dwayne Lysaght Alex Bruce	+44 20 7742 4000
Rothschild & Co (joint financial adviser to BTG) Richard Murley Dominic Hollamby Julian Hudson	+44 20 7280 5000
Deutsche Bank AG (joint corporate broker to BTG) Neil Collingridge Anna Mills	+44 20 7545 8000
FTI Consulting (PR adviser to BTG) Ben Atwell	+44 20 3727 1000
Bidco / Boston Scientific Susie Lisa (Investor Relations)	+1 (508) 683-5565
Barclays (financial adviser to Bidco and Boston Scientific) Doug Solomon Jed Brody Derek Shakespeare	+44 20 7623 2323

Important notices relating to Financial Advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to such financial advisory clients of Goldman Sachs International, or for providing advice in connection with Acquisition or any matters referred to in this Announcement.

J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove (J.P. Morgan Cazenove), is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting as financial advisor exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to such financial advisory clients of J.P. Morgan Cazenove, or for providing advice in relation to the Acquisition or any matter referred to in this Announcement.

N M Rothschild & Sons Limited (Rothschild & Co), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Rothschild & Co nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with the matters referred to in this Announcement, or otherwise.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the FCA, are available on request or from www.db.com/en/content/eu_disclosures.htm. Deutsche Bank AG, acting through its London branch (Deutsche Bank) is acting as Corporate Broker to BTG plc and no other person in connection with this Announcement or any of its contents. Deutsche Bank will not be responsible to any person other than BTG plc for providing any of the protections afforded to clients of Deutsche Bank, nor for providing any advice in relation to the matters set out in this Announcement. Neither Deutsche Bank nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with the matters set out in this Announcement, any statement contained herein or otherwise.

Barclays Bank PLC, acting through its investment bank (Barclays), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Boston Scientific and Bidco and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Boston Scientific and Bidco for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement.

Further Information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or otherwise nor shall there be any sale, issuance or transfer of any securities pursuant to the Acquisition in any jurisdiction in contravention of any applicable laws.

The Acquisition is being made solely through the Scheme Document (unless Boston Scientific elects, with the consent of the Panel, to implement the Acquisition by way of a Takeover Offer), which contains the full terms and conditions of the Acquisition, including details of how to vote at the Meetings in respect of the Scheme. Any decision to vote or other response in respect of the Acquisition should be made only on the basis of the information contained in the Scheme Document. BTG Shareholders are advised to read the Scheme Document carefully.

This Announcement does not constitute a prospectus or prospectus-equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as an exempt principal trader in BTG securities on the London Stock Exchange. The purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the US to the extent that such information is made public in the United Kingdom.

Overseas jurisdictions

The release, publication or distribution of this Announcement in, and the availability of the Acquisition to persons who are residents, citizens or nationals of jurisdictions other than the United Kingdom may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Therefore, any persons not resident in the United Kingdom and/or who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal and regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

The Acquisition will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction.

The receipt of cash pursuant to the Acquisition by BTG Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws. Each BTG Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Acquisition applicable to him.

If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in, into or by use of the mails or any other means of instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and shall not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction.

This Announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement has been prepared in accordance with the laws of jurisdictions outside England and Wales.

Further details in relation to BTG Shareholders in overseas jurisdictions are contained in the Scheme Document.

Notice to US Investors in BTG

The Acquisition relates to the shares of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales (Part 26 of the Companies Act). This Announcement, the Scheme Document and certain other documents relating to the Acquisition have been or will be prepared in accordance with English law, the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the US Exchange Act). Accordingly, the Acquisition is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules. Bidco reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer. If, in the future, Bidco exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, such offer and the Acquisition will be made in compliance with applicable US tender offer regulations.

If the Acquisition is implemented by way of a Takeover Offer, pursuant to Rule 14e-5(b) under the US Exchange Act, Bidco, certain affiliated companies or their nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares in BTG outside such a Takeover Offer during the period in which such a Takeover Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would apply in accordance with applicable law, including the US Exchange Act and the Code. Such purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website at: http://www.londonstockexchange.com/prices-and-news/prices-news/home.htm.

BTG’s financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Acquisition, have been or will be prepared in accordance with non-US accounting standards that may not be comparable to financial information of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles.

Neither the United States Securities and Exchange Commission nor any US state securities commission has approved or disapproved the Acquisition, passed upon the merits or fairness of the Acquisition or passed any opinion upon the accuracy, adequacy or completeness of this Announcement or the Scheme Document. Any representation to the contrary is a criminal offence in the United States.

BTG is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against BTG or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue BTG or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

The receipt of cash pursuant to the Acquisition by US holders of BTG Shares as consideration for the transfer of its Scheme Shares pursuant to the Scheme may be a taxable transaction for US federal income tax purposes and under applicable US state and local, as well as foreign and other, tax laws. Each US holder of BTG Shares is urged to consult his or her independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him or her.

Publication on website and availability of hard copies

This Announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on BTG’s website at www.btgplc.com and Boston Scientific’s website at http://investors.bostonscientific.com by no later than 12 noon (London time) on the business day following the date of this Announcement. For the avoidance of doubt, neither the content of such website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, nor forms part of, this Announcement.

In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this Announcement (and any information incorporated into it by reference to another source) in hard copy form by writing to Link Asset Services, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or by calling the Shareholder Helpline at Link Asset Services on +44 (0) 371 664 0321. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the UK will be charged at the applicable international rate. Link Asset Services is open from 9:00 a.m. to 5.30 p.m., Monday to Friday, excluding public holidays in England and Wales. Please note that Link Asset Services cannot provide financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.  Such person may also request that all future documents announcements and information sent to that person in relation to the Acquisition should be in hard copy form. Save as otherwise referred to above, a hard copy of this Announcement will not be sent unless requested.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.